HEI Exhibit 99.2

Hawaiian Electric Industries, Inc.

Written Statement of Chief Executive Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted by
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Hawaiian Electric Industries, Inc. (HEI) on Form 10-Q for the quarterly period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Robert F. Clarke, Chief Executive Officer of HEI, certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)

The consolidated information contained in the Report fairly presents, in all material respects, the financial condition as of September 30, 2002 and results of operations for the three months and nine months ended September 30, 2002 of HEI and its subsidiaries.

/s/ ROBERT F. CLARKE

Robert F. Clarke Chairman, President and Chief Executive Officer of HEI
Date:	November 14, 2002